UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2010
NiSource Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 1, 2010, NiSource Inc. (the “Company”), NiSource Finance Corp., an Indiana corporation and a wholly-owned special purpose finance subsidiary of the Company (“NiSource Finance”), and Deutsche Bank Securities Inc. and RBS Securities Inc., as representatives of the underwriters, entered into a Terms Agreement with respect to the offering and sale of $250,000,000 aggregate principal amount of NiSource Finance’s 6.25% Notes due 2040 (the “Notes”) under the Company’s and NiSource Finance’s Registration Statement on Form S-3 (File Nos. 333-170385 and 333-170385-01). The Notes will be fully and unconditionally guaranteed by the Company. The Terms Agreement incorporates by reference an Underwriting Agreement dated November 5, 2010 of the Company and NiSource Finance (the “Underwriting Agreement”). The sale is expected to close on December 8, 2010. The Notes are being issued pursuant to an Indenture dated as of November 14, 2000 among the Company, NiSource Finance and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (as filed with the Securities and Exchange Commission on November 17, 2000).
     Copies of the Underwriting Agreement and the form of the Notes are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K, and are hereby incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated November 5, 2010, of NiSource Inc. and NiSource Finance Corp.

4.1	Form of 6.25% Notes due 2040

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc. (Registrant)
Date: December 6, 2010	By:	/s/ David J. Vajda
David J. Vajda
Vice President, Treasurer and Chief Risk Officer

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 5, 2010, of NiSource Inc. and NiSource Finance Corp.

4.1	Form of 6.25% Notes due 2040